SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

Form  8 - K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 1998
(Date of earliest event reported)

The American Education Corporation
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-11078
Commission File Number

84-0838184
IRS Employer Identification No.

7506 North Broadway Extension, Suite 505
Oklahoma City, Oklahoma 73116
(Address of principal executive office)

(405) 840-6031
Registrant's telephone number, including area code

Item 1.	Changes in Control of Registrant

Not Applicable

Item 2.	Acquisition or Disposition of Assets

On February 26, 1998, The American Education Corporation, a Colorado corporation, (the "Company"), issued the press release attached hereto as Exhibit 99.1 announcing that it had acquired the business of Projected Learning Programs, Inc. ("PLP") pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 26, 1998 among the Company, Projected Learning Programs, Inc., PLP Holdings, Inc., an Oklahoma corporation and a wholly owned subsidiary of the Company (the "Merger Sub"), and Richard Carle Jr. and James F. Cowee (the "Sellers").

Pursuant to the Merger Agreement, PLP was merged into the Merger Sub, with the Merger Sub surviving and changing its name to Projected Learning Programs, Inc. The Company paid the Sellers 175,000 shares of common stock, par value $0.025 per share, of the Company, cash of $100,000 and a Promissory note of the Company in the principal amount of $50,000 and bearing interest at the rate of 10% per year. In connection with the Merger Agreement, the Company granted the Sellers piggy-back registration rights for the shares of the Company stock issued to them.

The funds used to pay the cash portion of the purchase price were obtained from cash on hand. The purchase price was determined based upon an evaluation of the business of PLP and the results of arm's length negotiations between representatives of the Company and PLP. The
Company expects to continue PLP's historic business, but to relocate such business to Oklahoma City, Oklahoma. The business of PLP is to produce, publish, and distribute computer software catalogs to various educational institutions throughout the United States.

The information set forth above is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as an Exhibit and is incorporated herein by reference.


Item 3.	Bankruptcy or Receivership

Not Applicable

Item 4.	Changes in Registrant's Certifying Accountant

Not Applicable

Item 5.	Other Events

Not Applicable

Item 6.	Resignations of Registrant's Directors

Not Applicable

Item 7.	Exhibits

(a) - (b) Historical and pro forma financial statements are not required and, therefore, not filed.

(b) Exhibits

2.1   Agreement and Plan of Merger

99.1  Press Release

Item 8.	Change in Fiscal Year

Not Applicable

Item 9.	Sales of Equity Securities Pursuant to Regulation S.

Not Applicable

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The American Education Corporation


Date:	March 11, 1998,

By:	/s/Jeffrey E. Butler, Sr.
      Chairman of the Board of Directors
      President and Chief Executive Officer

Exhibit 2.1 Agreement and Plan of Merger

Exhibit 99.1 Press Release


--------------------------------------------
Exhibit  2.1   Agreement and Plan of Merger
--------------------------------------------

AGREEMENT AND PLAN OF MERGER
----------------------------

This Agreement and Plan of Merger (this "Agreement"), dated as of February 26, 1998 (the "Effective Date"), is entered into between and among The American Education Corporation ("AEC"), a Colorado corporation; Projected Learning Programs, Inc. ("PLP"), a Nevada corporation; PLP Holdings, Inc., an Oklahoma corporation ("Newco"); and Richard F. Carle, Jr. and James F. Cowee (jointly and severally, the "Sellers").


R E C I T A L S:
----------------

PLP is a Nevada corporation engaged in the business of catalog software sales (the "PLP Business"). AEC and PLP desire to effect a business combination of PLP and Newco, pursuant to which PLP will merge with and into Newco, and the holders of PLP Stock, as defined in Section 2.1 below, will receive certain consideration in exchange for those shares, as provided in this Agreement. The Merger is intended to be a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended. The respective boards of directors of AEC, Newco and PLP have approved this Agreement and the Merger. The Board of Directors of PLP has directed that this Agreement be submitted to the shareholders of PLP for their approval. In consideration of the mutual representations, warranties, covenants and agreements contained herein, PLP, the Sellers, AEC and Newco, each intending to be legally bound hereby, agree as set forth below.


SECTION 1
---------

THE MERGER
----------

1.1	Effect of the Merger.  In accordance with the provisions
of this Agreement, the Oklahoma General Corporation Act, and the Nevada _____________ (the "Acts"), at the Effective Time (as defined in Section 1.2 hereof), PLP shall be merged with and into Newco; the separate existence of PLP shall cease; and Newco as the surviving entity shall continue its corporate existence under the laws of the State of Oklahoma. Pursuant to the Merger, Newco shall possess all the rights, privileges, powers, and franchises of PLP and shall be subject to all the restrictions, disabilities, and duties of PLP; all rights, privileges, powers, and franchises of PLP and all property, real, personal, and mixed, belonging to PLP shall be vested in Newco; and all property, rights, privileges, powers, and franchises and every other interest shall be thereafter as effectually the property of Newco as they were of PLP (including, but not limited to, the assets listed on Schedule 3.7), and the title to any real estate vested by deed or otherwise in PLP shall not revert or be in any way impaired by reason of the Merger, provided that all rights of creditors and all liens upon any property of PLP shall be preserved unimpaired and all debts, liabilities, and duties of PLP shall thenceforth attach to Newco and may be enforced against Newco to the same extent as if said debts, liabilities, and duties have been incurred or contracted by PLP. Without limiting the generality of the foregoing, the Merger shall have the effects as set forth in the Acts.


1.2	Effective Time of the Merger.  The Merger shall become
effective upon the filing of Articles of Merger with the Offices of the Secretaries of State of Oklahoma and Nevada, which filings shall be made simultaneously with, or as soon as possible after, the closing of the transactions contemplated by this Agreement in accordance with Section 8, below. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."


1.3	Certificate of Incorporation and Bylaws of Newco
Following Effective Time. The Certificate of Incorporation and Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of Newco immediately after the Effective Time, except that Newco's name shall be changed to Projected Learning Programs, Inc.


1.4	Directors and Officers of Newco.  As of the Effective
Time, the directors and officers of Newco shall be as follows:

Jeffrey E. Butler, Sr. - Director/President
Thomas Shively - Director/Vice President/Secretary/Treasurer
Jeffrey E. Butler, Jr. - Director



SECTION 2
---------

CONVERSION AND EXCHANGE OF STOCK
--------------------------------

2.1	Conversion and Exchange of PLP Stock at Effective Time.
At the Effective Time, by virtue of the Merger, and without any action on the part of any party hereto, (i) all of the shares of PLP common stock (the "PLP Stock"), par value $0.10 per share, issued and outstanding as of the Effective Time shall be converted into 175,000 shares of AEC common stock, par value $0.025 per share (the "AEC Stock"), to be allocated among the stockholders of PLP as set forth on Schedule 2.1, and (ii) each issued and outstanding share of common stock of Newco, par value $0.01 per share, shall thereafter represent one share of common stock of Newco, par value $0.01 per share. Each PLP share of capital stock held in the treasury of PLP shall be automatically canceled and extinguished, and no payment shall be made in respect thereof.


2.2	Surrender and Exchange of PLP Stock.  At the Effective
Time, the holders of certificates representing shares of PLP Stock shall cease to have any rights as stockholders of PLP, except such rights as they may have pursuant to this Agreement or the Acts. After the Effective Time, each stockholder of PLP shall be entitled to receive, upon surrender to AEC of any certificate or certificates representing such stockholder's shares of PLP Stock, a certificate or certificates representing the number of shares of AEC Stock into which such stockholder's PLP Stock shall have been converted in accordance with Section 2.1 hereof and Schedule 2.1.


2.3	Adjustments Because of Changes in AEC Stock.  The number
of shares of AEC Stock to be issued pursuant to Section 2.1 shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of AEC Stock outstanding and issuable pursuant to the transactions contemplated hereunder.


2.4	Merger Consideration.  The consideration to be paid for
the PLP Stock shall be paid by delivery of (i) the AEC Stock as provided in Section 2.1 above; (ii) cash or certified funds in the amount of $100,000 to be delivered to Richard F. Carle, Jr. at the Closing; and (iii) a promissory note of AEC (the "Buyer Note") payable to the order of Rich Carle in the principal amount of $50,000, which promissory note shall bear interest at the annual rate of 10%, shall be payable in 24 equal monthly installments of principal and interest commencing March 5, 1998, and shall be in substantially the same form as Exhibit 2.4.


SECTION 3
---------

REPRESENTATIONS AND WARRANTIES OF PLP AND THE SELLERS
-----------------------------------------------------

In order to induce AEC and Newco to enter into this Agreement, PLP and the Sellers jointly and severally represent, warrant, and covenant to AEC and to Newco, effective as of the date of this Agreement and again as of the Closing Date, each of the matters set forth in this Section 3. Each of the Sellers acknowledges and confirms that AEC is relying upon the representations and warranties below.


3.1	Existence; Qualification.  PLP is a corporation duly
organized, validly existing and in good standing under the laws of the State of Nevada and is qualified or licensed and in good standing in all jurisdictions in which the nature of the PLP Business or the properties owned by it require or will require it to be qualified or licensed to do business, except where failure to be so qualified or licensed will not have a material adverse effect on it.


3.2	Title to Stock.  Schedule 3.2 lists all of the
stockholders of PLP and sets forth the number of shares of PLP Stock owned by each such stockholder. The Sellers have good title to all of the PLP Stock of record and beneficially, free and clear of all liens, pledges, claims, contract restrictions and encumbrances of any kind. A true and correct copy of the Articles of Incorporation and the Bylaws of PLP have been provided by PLP to AEC. There is no other agreement in effect between or among the Sellers affecting the governance of PLP. None of the PLP Stock is subject to any buy-sell agreement or any other contractual right or restriction.

The entire authorized capital stock of PLP consists of (and will consist as of the Closing Date), of 250,000 shares of common stock, par value $0.10 per share, of which 87,500 shares (and no more) are issued, outstanding and owned by the Sellers as follows:
 Richard F. Carle, Jr.: 75,000; James F. Cowee: 12,500. All issued and outstanding shares of PLP Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, contracts, commitments, warrants, calls, agreements, understandings or other arrangements or rights of any character affecting or relating in any manner to the issuance of stock or other securities of PLP (whether by subscription, option, exchange, right of conversion, right of refusal or otherwise) or entitling anyone to acquire shares of stock or other securities of any kind of PLP.

PLP has no subsidiaries. Without limiting the generality of the foregoing, PLP has no direct or indirect equity interest in any corporation, partnership, limited liability company, joint venture, business association or other entity.


3.3	Authority.  PLP has all requisite right, power and
authority to own, lease and operate its properties, and to carry on its business as it has previously been carried on. This Agreement is a valid and legally binding obligation of PLP and each Seller, enforceable against him, her or it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


3.4	Financial Statements.  PLP has delivered to AEC
copies of the following financial statements (the "Financial
Statements") of PLP at Schedule 3.4:

(i)	Balance Sheet, as of December 31, 1997, and
Balance Sheet as of December 31, 1996; and

(ii)	Income Statements for the fiscal years ending
December 31, 1997, December 31, 1996, and December 31, 1995.

Each Balance Sheet described in (i) above fairly presents the financial condition of PLP as of the date indicated thereon, and the Income Statements described in (ii) above fairly present the results of operations for the period set forth thereon. The Financial Statements have been prepared in accordance with generally accepted accounting principles, present fairly in all respects the assets, liabilities, and financial condition of PLP as of such dates and the results of operations of PLP for such periods, are correct and complete in all respects, and are consistent with the books and records of PLP (which books and records are correct and complete).


3.5	Liabilities.  Schedule 3.5 contains a list and
description of all liabilities, whether fixed, contingent, or uncontested, as to which PLP, or any part of the PLP Business is subject on the Effective Date, except those liabilities shown on the December 31, 1997 Balance Sheet. Except as set forth in
Schedule 3.5 or as shown on the December 31, 1997 Balance Sheet, PLP has no liabilities and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against PLP giving rise to any liabilities. At Closing, PLP and the Sellers shall finally certify to AEC that Schedule 3.5, as updated as of the Closing Date, is true, complete, and accurate, and such updated
Schedule 3.5, as finally certified at Closing, will not vary materially and adversely from the Schedule 3.5 delivered to AEC as of the Effective Date.


3.6	Permits, Licenses, Etc.  Schedule 3.6 contains a
list of all permits, licenses, applications, certificates, trademarks, trade names, and similar such items and rights, either pending, in negotiation, or otherwise relating to the PLP Business.
 All of the permits, licenses, applications, franchises and other items set forth therein are adequate for the operation of the PLP Business, are valid and in full force and effect and will be owned by PLP at Closing.

3.7	Fixed Assets.  Schedule 3.7 includes a list of all
fixed assets (such as machinery, equipment, computers, printers, file cabinets, software, etc.) and all leases, including those covering vehicles, relating to the assets of PLP. All of the machinery and equipment of PLP shall be in the same condition on the Closing Date which they were in as of the Effective Date, less ordinary wear and tear. All leases of fixed assets used by PLP in the PLP Business shall be in full force and effect and binding upon the parties thereto, and none of the parties thereto shall be in breach of any of the material provisions thereof at Closing. PLP shall regularly update Schedule 3.7 between the Effective Date and the Closing Date to cause the information contained in Schedule 3.7 to continue to be reasonably accurate on the Closing Date. At Closing, PLP and the Sellers shall finally certify to AEC that
Schedule 3.7, as updated as of the Closing Date, is true, complete, and accurate, and such updated Schedule 3.7 as finally certified, shall not vary materially and adversely from the Schedule 3.7 delivered to AEC as of the Effective Date.


3.8	Contracts and Agreements; Adverse Restrictions.
Schedule 3.8 contains (i) copies of all of the forms of dealer/vendor agreements used in the PLP Business; (ii) a list as of the Closing Date of all persons or entities with whom PLP has entered into a dealer/vendor agreement (and which list identifies, as to each person or entity, the form of dealer/vendor agreement to which that person or entity is a party and the expiration date of the dealer/vendor agreement to which that person or entity is a party); and (iii) as of the Closing Date, a list of all other material, written agreements to which PLP is a party or by which it or any of its property is bound (including, but not limited to, joint venture or partnership agreements, loan agreements, bonds, mortgages, liens, pledges or other security agreements in any way relating to the PLP Business). All such agreements are in full force and effect and binding upon the parties thereto and, to the knowledge of PLP and the Sellers, none of the parties thereto is in breach of any material provisions thereof. All such agreements will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. As of the Effective Date, PLP will have no obligations under that certain lease agreement with Richard Christman.


3.9	Transactions with Related Parties.  No stockholder
or affiliate of a stockholder of PLP and no Seller has any claim of any kind against PLP.


3.10	Title and Liens.

(a)	At the Effective Time, PLP will have good and
indefeasible title to all contracts, assets and leasehold estates, real and personal, owned or used in the PLP Business, subject to no security interest, mortgage, pledge, lien, or encumbrance, except for:


(i)	liens or security interests reflected on
Schedule 3.10(a) as securing specified liabilities that have no payment which is due through the date hereof which is not paid; or

(ii)	liens for current taxes and assessments
that are not yet due and payable.

(b)	PLP owns no (and has never owned any) real
property.

(c)	At the Effective Time, PLP will have no
obligations under any real property leases or subleases, including but not limited to that certain lease with Richard
Christman.


3.11	Personnel.  Schedule 3.11 includes a list, as of the
Effective Date, of all officers, directors, and employees of PLP and their respective rates of compensation (including the portions thereof attributable to bonuses), including any other salary, bonus or other compensation arrangement made with any of them.


3.12	Employment Agreements and Benefit Plans.  PLP has no
pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan or arrangement. To the knowledge of the Sellers, PLP has not committed or engaged in any unfair labor practice, and no complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Sellers, threatened against PLP, and there exists no basis for any such complaint, grievance or proceeding.
 All amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay or other employee benefits are reflected in the books and records of PLP and have been paid to the respective employee. Each employee of PLP is an employee at-will, and no employee has any agreement as to length of notice or severance payment required to terminate his or her employment. PLP is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, and wage and hours of work. All of the dealers/vendors who are used in the PLP Business are independent contractors, and are not employees, of PLP.


3.13	Continuation of Business.  Substantially all the
dealer/vendors who are regularly engaged as independent contractors in the performance of services in the PLP Business prior to Closing are, to PLP's and the Sellers' knowledge, willing to perform those same services on the same terms and conditions as they were performed prior to Closing, and PLP has no reason to know of any such employees, agents, or independent contractors who will not so continue to perform those services as aforesaid.


3.14	Copies Complete; No Default.  The certified copies
of PLP's Articles of Incorporation and Bylaws, attached as Exhibit 3.14, both as amended to date, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which have been delivered to AEC in connection with the transactions contemplated hereby are substantially complete and accurate and are true and correct copies of the originals thereof, as amended; and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. None of such leases, instruments, agreements, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby.


3.15	Bank Accounts.  Schedule 3.15 contains a list, as of
the Effective Date, of:

(a)	the name of each bank in which PLP has accounts or safe deposit boxes;

(b)	the names in which the accounts or boxes are held;

(c)	the type of account; and

(d) the name of each person authorized to draw thereon or have access thereto.

PLP shall regularly update Schedule 3.15 and, at Closing PLP shall certify the updated Schedule 3.15 as true and correct.


3.16	No Hazardous Waste, Other Facilities.

(a)	 PLP has never transported or disposed of, or
contracted for the transportation or disposal of, hazardous wastes, hazardous substances, infectious or medical waste, radioactive waste or sewage sludges in violation of the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Atomic Energy Act of 1954, as amended, or any comparable federal or state laws, or rules or regulations promulgated under any of the foregoing; and

(b)	PLP has never owned, operated and/or leased a
hazardous waste transfer, treatment, storage or disposal facility.

3.17	No Exposure to Hazardous or Toxic Substances.  None
of PLP's employees have, in the course and scope of employment with PLP, been exposed in a manner which would be detrimental to their health to hazardous, infectious, radioactive or toxic wastes or substances as those terms are defined in the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Atomic Energy Act of 1954, as amended, or any comparable federal or state laws, or rules and regulations promulgated under any of the foregoing.


3.18	Underground Storage Tanks.  PLP has never owned or
leased any real estate having any underground storage tanks containing petroleum products or wastes or other hazardous substances and regulated by 40 CFR 280 and/or other applicable federal, state or local laws, rules, regulations and requirements.


3.19	Legal Compliance.  PLP has complied with, and is
conducting the PLP Business in accordance with, all applicable federal, state, local laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, demand, claim or notice has been filed or commenced or, to the knowledge of PLP and the Sellers, threatened against PLP alleging any failure to so comply.
 There are no existing violations of any laws which materially or adversely affect the PLP Business or the possession, use, occupancy or operation of any of PLP's facilities or other property.


3.20	Borrowed Monies.  PLP is not in default or in
violation of any agreement or note for the payment of borrowed monies. Copies of all notes and other documents relating to indebtedness for borrowed monies by PLP have been provided to AEC.


3.21	Absence of Certain Changes, Events or Conditions.
Since the Effective Date, and except as described in
Schedule 3.21, PLP has: (a) conducted its business in the ordinary course, not engaged or agreed to engage in any extraordinary transactions or distributions, and not engaged or agreed to engage in any other transaction except at arm's length and for fair consideration; (b) not disposed of any of its assets, except in the ordinary course of business; (c) not materially increased the level of compensation of any employee; (d) not issued any stock or securities or rights with respect to any stock or securities, or paid any dividends, redeemed any securities or otherwise caused any assets of PLP to be distributed to its stockholders; (e) not borrowed any funds under existing lines of credit or otherwise, except as reasonably necessary for the ordinary operation of its business in a manner, and in amounts, in keeping with historical practices, or made any loans or guaranteed the obligations of any other persons; (f) not suffered any material and adverse change in its assets, business, or operations; (g) not changed or amended its charter documents or bylaws; (h) not entered into any contract, commitment, or transaction which is not in the ordinary course of its business; and (i) not failed to keep its properties and assets insured with at least as much liability and property damage, fire, and other casualty coverage as was effective on the Closing Date.


3.22	Tax Returns and Audits.  Except as set forth in
Schedule 3.22, as of the Effective Date of this Agreement PLP has, and as of the Closing Date PLP will have: (a) filed in accordance with applicable laws all federal, state, and local tax returns required to be filed by it; (b) paid all taxes, assessments, penalties, and interest charges shown to be due and payable on each such return or otherwise due or to become due or required to be paid; and (c) accrued or created reserves for all taxes due or to become due by it for all periods ending before, on or with the Effective Date. The federal income tax liability of PLP has not been examined by the Internal Revenue Service during the six-year period ending on December 31, 1997, nor has there been an examination of any other tax liability of PLP during the past six
(6) years. Except as set forth in Schedule 3.22, PLP has not been delinquent in the payment of any tax, assessment or governmental charge, nor has any tax deficiency been proposed or assessed against it which has not been satisfied. PLP has not executed any waiver of the statute of limitations on the assessment or collection of any tax. Copies of the federal and state income tax returns of PLP, and all adjustments and amendments to such returns, for the three years ended December 31, 1997, together with copies of all reports, as filed, of any taxing authority relating to examinations thereof, will be provided to AEC at least five (5) days prior to the Closing and are accurate and complete. PLP has withheld or otherwise collected all taxes or amounts it is required to withhold or collect under any applicable federal, state, or local law, including, without limitation, any amounts required to be withheld or collected with respect to social security, unemployment compensation, sales or use taxes or workers' compensation, and all such amounts have been timely remitted to the proper authorities. For purposes of this Section 3.22, the term "tax" or "taxes" shall include, but not be limited to, income taxes, employment taxes, excise taxes, sales and use taxes, franchise taxes, and any other tax that may be imposed by a taxing authority.

PLP is not a party to any tax allocation or sharing agreement or otherwise under any obligation to indemnify any person with respect to taxes.

There are no accounting method changes or proposed account method changes of PLP that could give rise to an adjustment under
Section 481 of the Code for any period after the Closing.

There are no requests for rulings in respect of any tax pending between PLP and any tax authority.

PLP is not a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.


3.23	Litigation.  PLP is not subject to or bound by any
court, regulatory commission, board or administrative judgment, order or decree, and no suit, action, proceeding or other litigation in any court or before any administrative or arbitration panel or commission or before or by any governmental department or agency to which PLP is a party or which affects the PLP Business or properties of PLP is now pending. Neither PLP nor the Sellers has knowledge of any governmental proceeding or investigation involving PLP, nor do any of them have reason to believe that any such proceeding or investigation is pending or threatened or that there exists any basis for any such proceeding or investigation. Neither PLP nor the Sellers has knowledge of any facts which might reasonably be believed to be a basis for any other action, suit, proceeding, arbitration, claim, or counterclaim against PLP. There are no existing violations of federal, state or local laws, ordinances, rules, regulations or orders by PLP which materially and adversely affect the PLP Business or property of PLP or the possession, use, occupancy or operation of any of its facilities or operation.


3.24	Rights and Authorizations.  PLP owns or holds all
licenses, permits, approvals, and other authorizations (collectively "Authorizations") which are used in or required for the PLP Business, and at Closing, PLP shall own and hold all such Authorizations, outright and without material restriction. Neither PLP nor the Sellers has knowledge or has received any notice that any such Authorization is not valid or sufficient or in full force and effect. Neither the execution and delivery nor the consummation of the transactions contemplated hereby will cause a termination of, or interfere in any respect with, the operation under any such Authorizations.


3.25	Insurance.  PLP has maintained and as of the Closing
Date PLP shall have in full force and effect motor vehicle and comprehensive general liability insurance and worker's compensation insurance covering the PLP Business, its properties and operations, and fire and extended coverage insurance with respect to its properties as is reasonably necessary to adequately insure and protect its properties and assets. Schedule 3.25 contains a complete list of all such insurance policies and a description of all pending claims (including the amount of coverage thereunder) in effect as of the Effective Date. Such insurance policies are owned exclusively by PLP. Neither PLP nor the Sellers has knowledge that any such insurance policies are subject to any retroactive rate or audit adjustments or co-insurance arrangements. No notice of cancellation or nonrenewal of or disallowance of any claim under any such policy has been received.


3.26	No Conflicts.  Neither the execution and delivery of
this Agreement nor any of the related documents contemplated hereby will violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, or encumbrance upon any of the properties or assets of PLP or otherwise comprising a part of the PLP Business under any of the terms, conditions or provisions of (i) its charter documents or Bylaws, or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation, to which PLP or any Seller is a party or to which PLP or any of PP's properties or assets may be subject.


3.27	Consents.  No notice to, approval by, filing with,
or authorization, consent or approval of, any federal, state, local or other public body, agency or authority or any other third party is necessary for the consummation of the transactions contemplated by this Agreement and the carrying on of the PLP Business by Newco following the Closing Date.


3.28	Approval by PLP Stockholders and Directors.  This
Agreement, the Merger, and all transactions contemplated hereby have been duly approved by the Board of Directors of PLP and by all the stockholders of PLP in accordance with applicable law and the Bylaws and the Articles of Incorporation of PLP. Immediately prior to the execution of this Agreement, the Sellers will provide to AEC a copy, certified by the Secretary of PLP to be true and correct, of the resolutions of the Board of Directors and of the stockholders of PLP approving this Agreement, the Merger and the transactions contemplated hereby. No stockholder of PLP or other person has or will exercise any appraisal or dissenter's rights in connection with the Merger.


3.29	Brokers' Fees.  Neither PLP nor any Seller has any
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to any transaction contemplated by this Agreement.


3.30	Intellectual Property.  Except as reflected on
Schedule 3.30, PLP neither owns nor uses any patents, trademarks, service marks, trade names, copyrights, licenses or other similar rights.


3.31	Notes and Accounts Receivables.  All notes and
accounts receivable of PLP are reflected properly on its books and records, are valid receivable subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts subject only to the reserve for bad debts set forth on the fact of the Balance Sheet dated December 31, 1997 (plus an additional ten percent (10%) of such reserve).


3.32	Powers of Attorney.  There are no outstanding powers
of attorney executed on behalf of PLP.


3.33	Product Warranty.  Each product manufactured, sold,
leased or delivered by PLP has been in conformity with all applicable contractual commitments and all express and implied warranties, and PLP has no liability (and, to the knowledge of the Sellers, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against PLP giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased or delivered by PLP is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease; provided, however, that the products are subject to a thirty (30) day return privilege. Schedule 3.34 includes copies of the standard terms and conditions of sale or lease for PLP (containing applicable guaranty, warranty and indemnity provisions).


3.34	Product Liability.  PLP has no liability (and, to
the knowledge of the Sellers, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against PLP giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by PLP.


3.35	Buyer Note. Each Seller (i) understands that the
Buyer Note has not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (ii) is acquiring the Buyer Note solely for his/her own account for investment purposes, and not with a view to the distribution thereof; (iii) is a sophisticated investor with knowledge and experience in business and financial matters; (iv) has received certain information concerning AEC and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note; (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note; and (vi) is an Accredited Investor within the meaning as set forth in Regulation D promulgated under the Securities Act of 1933, as amended.


3.36	Minute Book.  The minute book of PLP contains a
complete record of all meetings of the directors and shareholders (and consents in lieu of meeting) of PLP since the date of its incorporation. Such minute book will be made available for inspection to AEC at least five (5) days prior to the Closing. All actions taken by PLP requiring action by the Board of Directors or shareholders of PLP have been duly authorized or ratified as necessary and are evidenced in the minute book of PLP as so made available for the aforesaid inspection. The minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, and any consents in lieu of meeting), the stock certificate books, and the stock record books of PLP are correct and complete.


3.37	Complete Disclosure. Neither this Agreement nor any
agreements executed in connection herewith to which PLP or any Seller is a party (i) contain any untrue statement of a material fact in respect to PLP, the Sellers, the affairs, prospects, operations or condition of PLP or the PLP Business or (ii) omits any statement of a material fact necessary in order to make the statements in respect of PLP, the Sellers, the affairs, prospects, operations or condition of PLP or the PLP Business contained herein or therein not misleading. There is no fact known to the Sellers which materially or adversely affects the affairs, profits, operations or conditions of PLP or the PLP Business which has not been set forth in this Agreement. AEC and PLP are aware, however, that (i) Richard F. Carle, Jr.'s salary was $25,000 less in 1997 than in 1996, and (ii)Cyber Ed, Inc. gave PLP certain discounted space in the catalogs, which discounts were discontinued as of December 31, 1997.


SECTION 4
---------

RESALE OF AEC STOCK
-------------------

4.1	Investor Representation Letters.  Contemporaneously
with the execution of this Agreement, PLP shall deliver to AEC fully executed Investor Representation Letters in the form attached hereto as Exhibit 4.1 from all stockholders of PLP to whom AEC
Stock will be issued in connection with the Merger.

4.2	AEC's Public Documents and Access to Information.
 AEC has delivered to PLP and the Sellers a true and complete copy of (i) its Annual Report on Form 10-KSB for the year ended
December 31, 1996; (ii) its Quarterly Reports on Form 10-QSB filed by AEC with respect to its first three quarters of fiscal 1997; and
(iii) all other filings (other than preliminary registration and proxy statements) made by AEC with the Securities and Exchange Commission ("SEC") between December 31, 1997 and the date hereof (collectively, the "SEC Documents"). AEC agrees to provide to PLP and the Sellers a true and complete copy of each other document filed with the SEC between the date hereof and the date of the Closing (other than preliminary material) ("Current SEC Documents"). In addition to the SEC Documents and the Current SEC Documents, AEC will provide, through its President, PLP and each Seller with opportunities to become familiar with the business, financial condition, management, prospects and operations of AEC, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding AEC and its business which is material to their investment decision.

4.3	Legending of AEC Stock.  There shall be placed on
all certificates representing the shares of AEC Stock issued to the Sellers hereunder appropriate restrictive legends referencing the restrictions imposed by applicable securities laws. Each Seller hereby acknowledges and agrees that the AEC Stock shall be subject to volume limitations or other restrictions provided in Rule 144 (or any successor provision thereto) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each Seller agrees to comply with any applicable restrictions of Rule 144, and further agrees that he or she will not offer to sell, sell or otherwise dispose of any of the AEC Stock issued to him except pursuant to an effective registration statement or another exemption from the registration requirements of the Securities Act, and in compliance with all applicable requirements of Rule 144. With respect to any such sale or disposition, each Seller agrees to furnish to AEC upon request such information as its counsel may deem necessary to assure that such sale or disposition is made in full compliance with this Agreement, such Rule, and the applicable federal and state securities laws.


4.4	Investment Representation.  Each Seller is receiving
shares of the AEC Stock for investment for the Seller's own account, not on behalf of others and not with a view to sell or otherwise distribute such shares. Each Seller acknowledges that such shares of AEC Stock have not been registered under the Securities Act or under any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available and, as a result, each Seller must bear the risk of an investment in the AEC Stock for an indefinite period of time. The financial condition of each Seller is currently adequate to bear the economic risk of an investment in the AEC Stock. Each Seller has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as AEC. Each Seller has received and carefully read the SEC Documents and the Current SEC Documents. Each Seller has had an opportunity to ask questions of, and receive answers from, officers of AEC, concerning AEC and the AEC Stock and to obtain any additional information which each Seller reasonably requested and is material to its investment decision. Each Seller is an "accredited investor" within the meaning of Regulation D under the Securities Act.


SECTION 5
---------

REPRESENTATIONS AND WARRANTIES OF AEC
-------------------------------------

AEC represents, warrants, and covenants to PLP, effective as of the date of this Agreement and again as of the Closing Date, as follows:


5.1	Corporate Organization.  Each of AEC and Newco is a
corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.


5.2	Authorization.  AEC has full corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of AEC and Newco have, and the shareholder of Newco has, each duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of AEC or Newco is necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of AEC and Newco, enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be affected by equitable principles (whether considered in a proceeding at law or in equity).


5.3	Capitalization.  As of the date of this Agreement,
the authorized stock and securities of AEC consist of 15,000,000 shares of common stock, $0.025 par value per share, of which 12,127,393 shares are issued and outstanding, and 50,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding. The authorized stock and securities of Newco consist of 50,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and owned by AEC.


5.4	Copies Complete; No Default.  The certified copies
of the Certificate (Articles) of Incorporation and Bylaws, both as amended to date, of AEC and Newco and the copies of all other documents which have been delivered by AEC to PLP in connection with the transactions contemplated hereby are substantially complete and accurate and are true and correct copies of the originals thereof; and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms and provisions hereof.


5.5	Brokers, Finders, Etc.  All negotiations relating to
this Agreement and transactions contemplated hereby have been carried on without the intervention of any broker, finder, or other person, acting on behalf of AEC in any manner as to give rise to any claim against AEC for any brokerage, finder's, or similar fee or commission.


SECTION 6
---------

COVENANTS
---------

PLP makes certain covenants below to AEC and Newco, and AEC and Newco jointly and severally make certain covenants to PLP below. Further, the Sellers jointly and severally guarantee the full and complete performance by PLP of those matters set forth below.


6.1	Conduct of Business.  Except as otherwise provided
for or contemplated by this Agreement and except for any acts contemplated by, required by, or in furtherance of the Merger during the period from the Effective Date of this Agreement to the Effective Time, PLP will conduct the PLP Business and operations according to its ordinary and usual course and consistent with past practice, and will preserve intact its business organization, keep available the services of its officers, employees and independent contractors and maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Except as otherwise expressly provided in or contemplated by this Agreement and after the Effective Date and prior to the Effective Time, PLP will not, without the prior written consent of AEC, do any of the things listed in this Section 6.1. The acts referred to above are as follows:

(a)	amend its Articles of Incorporation or Bylaws;

(b)	authorize for issuance, issue, sell or deliver
(whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities convertible into shares of stock of any class;

(c)	split, combine or reclassify any shares of its
stock, or redeem or otherwise acquire any shares of the stock;

(d)	(i)  create, incur or assume any debt (other
than debt created, incurred or assumed in the ordinary course of its business, consistent with past practice and with respect only to acquisition by it of property used in the ordinary course of business); (ii) create, incur or assume any
(A) long-term debt (including capitalized lease obligations), or (B) short-term debt except trade payables incurred in the ordinary course of business and consistent with past practice;
(iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (iv) make any loans, advances or capital contributions to, or investments in, any other person or entity, other than short-term investments in financial instruments in the ordinary course of business and consistent with past practice;

(e)	(i) increase in any manner the compensation of
any of its directors, officers or other employees; or (ii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

(f)	Intentionally left blank.

(g)	except for PLP's purchase of the spring
mailing list consistent with past practice and except in the ordinary course of business and consistent with past practice or pursuant to contractual obligations existing on the date hereof (i) sell, transfer, mortgage, or otherwise dispose of or encumber any personal property; (ii) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise); or (iii) cancel any debts or intentionally waive any claims or rights;

(h)	except in the course of business consistent
with past custom and practices, make any capital expenditure or commitment except in the ordinary course of business consistent with past practices;

(i)	except in the course of business consistent
with past custom and practices, enter into any other agreements, commitments or contracts which, individually or in the aggregate, are material to PLP, except agreements, commitments or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements or for the provision of data processing or related services in the ordinary course of business and consistent with past practice, or otherwise make any material change in the conduct of the business or operations of PLP;

(j)	make any distribution to stockholders (except
as provided for in Section 6.11 below); or

(k)	agree, whether in writing or otherwise, to do
any of the foregoing.


6.2	Access to Information.

(a)	PLP will afford AEC and its representatives
access, during normal business hours, to all of PLP's business, operations, properties, books, files and records and will cooperate in the examination thereof. AEC agrees that all information, including the existence and contents of this Agreement and the other agreements among the parties, so provided will be treated as confidential (except for necessary disclosures to professional advisors, and except for securities law disclosures, and except for any disclosures required by law), that AEC will not disclose or make any use of such confidential information unless the same is or shall become available to it through nonconfidential means or shall otherwise come into the public domain. If the transactions contemplated by this Agreement are not consummated for any reason, then after this Agreement is terminated, AEC will continue to hold in confidence all information obtained from PLP and will return to PLP all copies of any confidential documents obtained by AEC in connection with the transactions contemplated by this Agreement.

(b)	AEC will afford PLP and the  Sellers access,
during normal business hours, to all of its business, operations, properties, books, files and records and will cooperate with PLP and its representatives in the audit and examination thereof and will do everything reasonably necessary to enable PLP to make a complete examination of the business, assets and properties of AEC and the condition thereof. PLP agrees that all information, including the existence and contents of this Agreement and the other agreements among the parties, so provided will be treated as confidential (except for necessary disclosures to professional advisors, and except for any disclosures required by law, including securities law disclosure, that neither PLP nor any Seller will disclose or make any use of such confidential information unless the same is or shall become available to it through nonconfidential means or shall otherwise come into the public domain. If the transactions contemplated by this Agreement are not consummated for any reason, then after this Agreement is terminated, PLP and the Sellers will continue to hold in confidence all information obtained from AEC and will return to AEC all copies of any confidential documents obtained by PLP or any Sellers in connection with the transactions contemplated by this Agreement.


6.3	Public Announcements.  PLP will consult with AEC
before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without AEC's prior written approval.


6.4	Notification of Material Events.  Each party shall
promptly notify the others in writing of the occurrence of any event which will or could reasonably be expected to result in its failure to satisfy any of the representations, warranties, covenants, or conditions specified in this Agreement.

6.5	Resignations.  Each officer and director of PLP
other than those whom AEC shall have specified in writing at least two (2) days prior to the Closing shall execute and deliver to PLP and AEC at Closing his or her written resignation as an officer or director of PLP effective as of the Closing and a release in the form of Exhibit 6.5. PLP shall also cause each employee of PLP to resign from employment with PLP as of the Closing Date and execute a separation agreement in a form satisfactory to AEC.


6.6	Transferability of PLP Stock.  PLP covenants that
prior to the Closing Date, no stockholder of PLP shall transfer or grant a security interest in all or any portion of his PLP Stock.
 Further, PLP agrees that as of the Closing Date, there will be no restriction or encumbrance of any kind upon the ability of AEC to acquire all outstanding shares of PLP Stock in the Merger.


6.7	Intentionally left blank.


6.8	Noncompetition Agreement.  At the Closing, PLP shall
deliver a Noncompetition Agreement from each Seller and Laura Carle which shall be fully executed and in the form set forth at Exhibit 6.8.

6.9	Exclusivity. 	The Sellers will not (and the Sellers
will not cause or permit PLP to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the PLP (including any acquisition structured as a merger, consolidation, share acquisition or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Sellers will not vote their shares in favor of any such acquisition structured as a merger, share acquisition, consolidation or share exchange. The Sellers will notify AEC immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.


6.10	Financial Statements.  PLP shall (and the Sellers
shall cause PLP to) close PLP's accounting year ended December 31,
 1997, with financial statements to include balance sheet and income statements. AEC will pay the actual and reasonably incurred costs of such professional accounting fees in the event AEC terminates this Agreement under Section 9.2.2 below; provided, however, that in no event shall AEC be obligated to pay any amounts under this Section 6.10 in excess of $7,000.


6.11	Satisfaction of Liabilities.  PLP shall (and the
Sellers shall cause PLP to) satisfy in full, and obtain release for, prior to the Closing Date all obligations owed to affiliates of PLP or the Sellers, including but not limited to, the following liabilities shown on the balance sheet of PLP: "Account Payable to Affiliates, Account Payable to Shareholder, and Note Payable to Shareholder.


6.12	Catalog Publication.  PLP shall (and the Sellers
will cause PLP to) continue work on the spring catalog to be print ready by February 27, 1998. The layout for such catalog will be such that AEC's Advanced Learning System software will receive preferred treatment in the inside front portion of the catalogs, except two catalogs will not have the layout in such location. The art and "lay up" for each catalog has been approved by AEC. Furthermore, PLP shall (and the Seller shall cause PLP to) continue to work on purging the catalogs of "slow selling" products and supply to AEC at the closing a list of vendors ranked by dollar volume for the last two (2) years.



SECTION 7
---------

CLOSING CONDITIONS
------------------

7.1	Conditions to the Obligations of AEC and Newco.
Each and every obligation of AEC and Newco under this Agreement and under the other agreements, instruments, and documents related to this Agreement (the "Related Documents") shall be subject to the satisfaction, as of Closing, of each of the following conditions, each of which can be waived by AEC, but only in writing:

(a)	Accuracy of Representations and Warranties.
Each of the representations and warranties of PLP and the Sellers contained in this Agreement shall be true and correct as of the date hereof and shall be deemed to have been made again at Closing and shall then be true and correct, except for any inaccuracy of a representation or warranty which in the reasonable opinion of AEC is not material.

(b)	Performance of Covenants.  Each of the
covenants and other obligations of PLP and the Sellers to be performed by any of them on or before Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects, except for the failure to perform or comply with any covenant or obligation which in the reasonable opinion of AEC is not material.

(c)	No Adverse Proceedings or Events.  No suit,
action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, unless such suit, action or proceeding is without substantial merit or basis.


(d)	Deliveries at Closing.  All documents or
instruments required to be delivered at Closing by PLP and/or its stockholders and/or the Sellers shall be delivered and tendered at Closing.

(e)	Opinion of Counsel.  At Closing, AEC and Newco
shall receive an opinion from Jacobs & Bertoni, counsel to PLP and the Sellers, dated the Closing Date, in the form set forth at Exhibit 7.1(e).

(f)	Intentionally left blank.

(g)	AEC and Newco Approval.  The respective boards
of directors of AEC and Newco shall have approved the consummation of the Merger and the other transactions contemplated by this Agreement in accordance with applicable law.

(h)	PLP Approval.  The board of  directors and all
of the shareholders of PLP shall have approved the consummation of the Merger and the other transactions contemplated by this Agreement in accordance with applicable law.

7.2	Conditions to Obligations of PLP and the Sellers.
Each and every obligation of PLP and the Sellers under this Agreement shall be subject to the satisfaction at Closing of the following conditions, each of which may be waived by PLP, but only in writing:

(a)	Accuracy of Representations and Warranties.
The representations and warranties of AEC contained in this Agreement shall be true and correct as of the date hereof and shall be deemed to have been made again at Closing and shall then be true and correct, except for any inaccuracy of a representation or warranty which in the reasonable opinion of PLP is not material.

(b)	Performance of Covenants.  Each of the
covenants and other obligations of AEC to be performed by it on or before Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects, except for the failure to perform or comply with any covenant or obligation which in the reasonable opinion of PLP is not material.

(c)	No Adverse Proceedings or Events.  No suit,
action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, unless such suit, action or proceeding is without substantial merit or basis.

(d)	Deliveries at Closing.  All documents or
instruments required to be delivered at Closing by AEC or Newco shall be delivered and tendered at Closing.


SECTION 8
---------

CLOSING
-------

8.1	Time and Place.  The closing (the "Closing") of the
transactions contemplated in this Agreement shall occur as soon as possible after all conditions to Closing contained herein are satisfied (the "Closing Date") in Oklahoma City, Oklahoma, or at such other place or at such other time and place as AEC and PLP may agree. It is the parties' mutual intent that the Closing Date be on or before February 27, 1998.


8.2	Deliveries by PLP at Closing.  At Closing, PLP shall
deliver, and the Sellers shall cause PLP to deliver, the following Related Documents, each of which shall be fully executed and completed as appropriate or as required under this Agreement:

(a)	all stock certificates representing all shares
of PLP Stock issued and outstanding as of the Effective Time;

(b)	the opinion of counsel referred to in
Section 7.1(e);

(c)	all books, minutes, records, tax returns,
reports, etc. related to PLP and the PLP Business;

(d)	the executed Noncompetition Agreements
referred to in Section 6.8 and the resignations, separation agreements, and releases referred to in Section 6.5;

(e)	a certificate signed by PLP and the Sellers in
form satisfactory to AEC to the effect that each of the conditions specified in Section 7.1(a)-(c) has been satisfied in all respects (such certificates shall constitute a representation and warranty of PLP and the Sellers with regard to the matters therein for purposes of this Agreement);

(f)	a certificate from the appropriate public
official to the effect that PLP is a validly existing corporation in good standing in its state of incorporation and in each state in which PLP carries on its business as of the date not than more ten (10) days prior to the Closing Date;

(g)	the documentation necessary to completely
release the lien of North State National Bank; and


(h)	all other certificates, documents, and other
instruments required to be delivered by PLP or the Seller pursuant to this Agreement (including, but not limited to, a certificate setting forth all resolutions of the Board of Directors and shareholders of PLP authorizing the execution and delivery of this Agreement and the performance by PLP of the transactions contemplated herein and the certificates and documents required by Sections 3.5, 3.7 and 3.15).


8.3	Deliveries by AEC at Closing.  At Closing, AEC shall
deliver the following Related Documents, each of which shall be fully executed and completed as appropriate or as required under this Agreement:

(a)	all stock certificates representing all shares
of AEC Stock required to be delivered by AEC to the Sellers pursuant to this Agreement;

(b)	the cash and the Buyer Note required to be
delivered pursuant to Section 2.4 above; and

(c)	all other certificates, documents, and other
instruments required to be delivered by AEC pursuant to this Agreement.


8.4	Expenses of Closing. Each of the parties hereto will
bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers covenant that PLP has not borne and will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection this Agreement or any of the transactions contemplated hereby.


8.5	Post-Closing Covenants.  The parties agree as
follows with respect to the period following the Closing:


8.5.1	General.  In case at any time after the
Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 10 below). The Sellers agree that from and after the Closing AEC will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to PLP.


8.5.2	Litigation Support.  In the event and for
so long as any party hereto is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand (including any tax audit) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving PLP, each of the other parties hereto will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
Section 10 below).


8.5.3	Transition.  The Sellers  will not take
any action that is intended or has the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of PLP from maintaining the same business relationships with Newco after the Closing as it maintained with PLP prior to the Closing.
 The Sellers will refer all customer inquiries relating to the business of PLP to Newco or AEC from and after the Closing.



8.5.4	Confidentiality.  The Sellers  will treat
and hold as such all of the Confidential Information (as defined below), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to AEC, at the request and option of AEC, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that the Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Sellers will notify AEC promptly of the request or requirement so that AEC may seek an appropriate protective order or waive compliance with the provisions of this
Section 8.5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Sellers are, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Sellers may disclose the Confidential Information to the tribunal; provided, however, that the Sellers shall use reasonable efforts to obtain, at the reasonable request of AEC, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as AEC shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure, provided that such Confidential Information has not become available to the public due to a breach of this Agreement. For purposes of this
Section 8.5.4, the term "Confidential Information" shall mean any information concerning the business and affairs of PLP that is not already generally available to the public.

8.5.5	Severance Liabilities.  The Sellers agree
to pay, perform and discharge any and all severance payments and other liabilities with respect to employees of PLP which result from the transactions contemplated hereunder and indemnify and hold harmless AEC and Newco from and against any and all losses, liabilities, damages, costs and expenses, including reasonable legal fees and disbursements, that AEC or Newco may suffer or incur by reason or relating to any liabilities referred in this Section 8.5.5.

8.5.6 	Piggyback Registration.  If at any time
after the date of this Agreement and prior to the third anniversary hereof, AEC shall propose to file a registration statement (other than a registration relating solely to employee benefit plans, a registration related to the offering of convertible debt securities of AEC, a registration relating solely to a Securities Act of 1933, as amended, Rule 145 transaction, or a registration on any other form which does not include substantially the same information as would be required to be included in a registration covering the sale of the AEC Stock issued to the Sellers pursuant to this Agreement), AEC will promptly (but in any event at least fifteen
(15) days prior to the filing of such proposed registration statement) notify each Seller who received AEC Stock hereunder of the proposed registration statement and, if one or more of the such Sellers (a "Proposed Seller") requests AEC in writing within ten
(10) days after receipt of such written notice from AEC, to include in such registration any of the shares of AEC Stock that will have been acquired hereunder as a result of the Merger and the resale of which is not then covered by a currently effective registration statement (which request shall (i) specify the number of shares of AEC Stock intended to be offered and sold by the Proposed Seller and the Proposed Seller's present intent to offer such shares for distribution; (ii) describe the nature or method of proposed offer and sale thereof; and (iii) contain the undertaking of each such Proposed Seller to provide all such information and materials and take all such action as may be requested in order to permit AEC to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of such registration statement), AEC will use all reasonable efforts to cause the AEC Stock so specified in such request to be included in such registration statement in order to permit the sale by each Proposed Seller of such shares; provided, however, that the obligations of AEC under this Section 8.5.6 are subject to the limitations, conditions and qualifications set forth below:

1.	The obligation of AEC to register any of the
AEC Stock shall automatically expire on the third anniversary date of this Agreement.

2.	AEC shall be entitled to require that the
Proposed Seller requesting that his AEC Stock be included in the registration statement agrees to postpone for a reasonable period of time the sale of his AEC Stock included in any registration statement if such registration statement relates to an offering of securities by AEC and AEC reasonably believes that such offering by it would be adversely affected by the sale of the AEC Stock of such Proposed Seller without such a postponement.

3.	No proposed disposition by a Proposed Seller
of his shares of AEC Stock pursuant to a registration statement shall be made by means of a distribution involving an underwriting agreement, unless approved by AEC.

4.	All expenses incurred in connection with any
registration or qualification shall be borne by the Proposed Seller requesting that his shares be included in the registration statement in the same ratio that the number of shares of each Proposed Seller requesting to be included in the registration statement so included bears to the total number of shares registered pursuant to such registration statement. In addition, each Proposed
Seller shall bear the fees and disbursements of his own respective legal counsel, brokerage discounts and commissions, transfer taxes on the sale of his shares, and any expenses of his brokers which are not borne directly by such brokers.


5.	AEC may require, as a condition to fulfilling
its obligations under the registration covenants in this
Section 8.5.6, the indemnification agreements described below from the Proposed Seller whose shares are to be registered. Each request that registration be effected by AEC by a Proposed Seller (and each notice of any Proposed Seller to the effect that such Proposed Seller wishes to join in any such registration) shall be accompanied by an agreement of each Proposed Seller making such request (or joining in such request) to indemnify AEC against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by such party of any rule or regulation promulgated under the Securities Act of 1933, as amended, applicable to such person and relating to action or inaction required by such person in connection with any such registration, and to reimburse
AEC for any legal or other expenses reasonably incurred by AEC in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that with regard to claims, losses, damages, liabilities and actions arising out of or based upon an untrue statement (or alleged untrue statement) or omission (or alleged omission) referred to in (i) above, the aforementioned indemnification shall be required only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such prospectus or other document in reliance upon information furnished to AEC by the Proposed Seller.

6.	Notwithstanding any other provision herein,
the first registration statement under this Section 8.5.6 shall not be required to become effective, or be allowed to become effective, unless either (i) such registration statement on its initial effective date includes financial results (which may but need not be audited) reflecting the post-merger combined operations of AEC and PLP for a period of at least 30 days, or (ii) such financial results have theretofore been made public, for which purpose the filing of a quarterly report by AEC on Form 10-QSB shall be deemed to make public the contents thereof, without excluding other methods of making such financial results public.

7.	Notwithstanding anything to the contrary
herein, if the managing underwriter determines that marketing factors so as to not materially adversely impact the market price of AEC's stock being registered require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares to be registered by a Proposed Seller.


8.5.7	Survivability.  The provisions of this
Section 8.5 shall survive the Closing Date.


8.6	Buyer Note. The Buyer Note will bear a legend
substantially in the following form:


THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN RECOUPMENT PROVISIONS SET FORTH IN AN AGREEMENT AND PLAN OF MERGER DATED AS OF February 26, 1998 (THE
"PURCHASE AGREEMENT") BETWEEN THE MAKER OF THIS NOTE AND THE PERSON TO WHOM THIS NOTE ORIGINALLY WAS ISSUED. THIS NOTE WAS ORIGINALLY ISSUED ON February, 1998, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.


SECTION 9
---------

TERMINATION
-----------

9.1	Mutual Consent.  This Agreement may be terminated by
the mutual consent of AEC and PLP.


9.2	By AEC.


9.2.1	With Cause.  This Agreement may be terminated
by AEC if a material default should be made by PLP or any Seller in the observance of or in the due and timely performance by any of them of any of their respective agreements and covenants herein contained, or if there shall have been a breach by any of them of any of their respective warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by any of them at or before Closing shall not have been complied with or performed on or before March 2, 1998, unless such noncompliance or nonperformance shall have been waived by AEC in writing.


9.2.2	Without Cause.  AEC may terminate this
Agreement by giving notice thereof to PLP at any time prior to the Closing Date if, in its sole discretion, AEC should not be satisfied with its due diligence review or the financial condition, business or prospects of PLP generally.


9.3	By PLP.  This Agreement may be terminated by PLP if
a default shall be made by AEC (which for these purposes shall be deemed to include Newco) in the observance of or in the due and timely performance by AEC of any agreements and covenants of AEC herein contained, or if there shall have been a breach by AEC of any of the warranties and representations of AEC, or if the conditions of this Agreement to be complied with or performed by AEC at or before Closing shall not have been complied with or performed on or before February 2, 1998, unless such noncompliance or nonperformance shall have been waived by PLP in writing.


9.4	Termination by PLP or AEC.  If PLP terminates this
Agreement pursuant to this Section 9, this Agreement shall be deemed terminated on behalf of PLP and the Sellers. If AEC terminates this Agreement pursuant to this Section 9, this Agreement shall be deemed terminated on behalf of AEC and Newco.


SECTION 10
----------

INDEMNIFICATION
---------------

PLP and each Seller each make the following indemnities, and where specifically stated, AEC makes the following indemnities, which shall not be in limitation of any remedies and rights otherwise available to the indemnified persons under this Agreement or by law:

10.1	General Indemnity.

(a)	(i)  PLP (the "Indemnitor") agrees that it
will indemnify and hold harmless Newco and AEC and their respective officers, directors, employees, and agents (the "Indemnitees") from and against all losses, damages, costs, and expenses relating to any claims, actions, suits, proceedings, demands, assessments, and adjustments, including reasonable attorneys' fees and expenses of investigation (collectively, the "Indemnified Losses"), reasonably incurred by any of the aforesaid Indemnitees as a result of or incident to (i) any breach by PLP of any representation, warranty, covenant, or agreement set forth herein or on any schedule, exhibit, or certificate made or delivered in connection herewith by or on behalf of the Indemnitor or (ii) any facts, circumstances, events, conditions or occurrences in existence on or prior to the Closing Date, relating directly or indirectly to PLP or the PLP Business, even though such Indemnified Losses may be suffered after the Closing Date (an "Indemnification Event"). With respect to any Indemnification Event relating to any environmental matter, the Indemnified Loss shall also include any costs and expenses of analysis, testing, remediation, transportation, incineration, treatment, or other necessary and appropriate disposition or mitigation of a hazardous environmental condition.

(ii)  Each Seller (the "Indemnitor") agrees
that he will indemnify and hold harmless Newco and AEC and their respective officers, directors, employees, and agents (the "Indemnitees") from and against all losses, damages, costs, and expenses relating to any claims, actions, suits, proceedings, demands, assessments, and adjustments, including reasonable attorneys' fees and expenses of investigation (collectively, the "Indemnified Losses"), reasonably incurred by any of the aforesaid Indemnitees as a result of or incident to (i) any breach by any of such Sellers of any representation, warranty, covenant, or agreement set forth herein or on any schedule, exhibit, or certificate made or delivered in connection herewith or (ii) any facts, circumstances, events, conditions or occurrences in existence on or prior to the Closing Date, relating directly or indirectly to PLP or the PLP Business, even though such Indemnified Losses may be suffered after the Closing Date (an "Indemnification Event"). With respect to any Indemnification Event relating to any environmental matter, the Indemnified Loss shall also include any costs and expenses of analysis, testing, remediation, transportation, incineration, treatment, or other necessary and appropriate disposition or mitigation of a hazardous environmental condition.

(b)	Newco and AEC (the "Indemnitors") agree that
they will indemnify and hold harmless PLP and the Sellers and their respective officers, directors, employees, and agents (the "Indemnitees") from and against all Indemnified Losses, reasonably incurred by any of the aforesaid Indemnitees as a result of or incident to any breach by Newco or AEC of any representation, warranty, covenant, or agreement set forth herein or on any schedule, exhibit, or certificate made or delivered in connection herewith (an "Indemnification Event").

10.2	Intentionally left blank.

10.3		Recoupment.  AEC and Newco shall have the
option of recouping all or any part of any Indemnified Losses either may suffer by giving at least twenty (20) days' prior notice to the Sellers that AEC or Newco will reduce the principal amount outstanding, or any monthly installment payment due, under the Buyer Note, or reduce any other payment owed to any Seller. A reduction of the principal amount outstanding, or any monthly installment payment due, under the Buyer Note or a reduction of any other amount owed to the Seller shall affect the timing and amount of a payment required thereunder in the same manner as if AEC or Newco had made a payment.


10.4		Other Indemnification Provisions.  The
foregoing indemnification provisions are in addition to any statutory, equitable or common law remedy that any party may have for breach of representation, warranty or covenant. Each Seller hereby agrees that he will not make any claim for indemnification against PLP or Newco by reason of the fact that he was a director, officer, employee or agent of PLP or was serving at the request of PLP as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by AEC against the Seller whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).


SECTION 11
----------

GENERAL

11.1	Notices.  Absent proof to the contrary, all notices
required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally or by telecopier, telex or other similar communication to the party or parties to whom notice is to be given, on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, or on the first business day following actual receipt if notice is given by an overnight express mail service, at the address set forth below or to such other addresses as any party hereto may designate to the other by notice from time to time for this purpose. All notices and other communications shall be given as follows:

PLP and Sellers:	Richard F. Carle, Jr. and James F. Cowee
6646 Gregory Way
Paradise, California 95969
Telephone:   (530) 872-5840
Telecopier:  (530) 872-5842

With a copy to:

Douglas B. Jacobs
Jacobs & Bertoni
593 E. Avenue
Chico, California 95926
Telephone:   (530) 342-6144
Telecopier:  (530) 342-6310


AEC:	The American Education Corporation
7506 North Broadway
Oklahoma City, Oklahoma 73116
ATTN:  Jeffrey S. Butler, Sr.

Telephone:   (405) 840-6031
Telecopier: (405) 848-3960

With a copy to:

Hartzog Conger & Cason
1600 Bank of Oklahoma Plaza
201 Robert S. Kerr
Oklahoma City, Oklahoma  73102
ATTN:  Armand Paliotta
Telephone:  (405) 235-7000
Telecopier:  (405) 235-7329


11.2	Integrated Agreement.  This Agreement contains and
constitutes the entire agreement between and among the parties herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof, including but not limited to that certain letter, dated December 31, 1997. There are no agreements, understandings, restrictions, warranties or representations among the parties relating to the subject matter hereof other than those set forth or referred to herein. All schedules and exhibits attached hereto are hereby incorporated herein and made a part of this Agreement. This instrument is not intended to have any legal effect whatsoever, or to be a legally binding agreement or any evidence thereof, until it has been signed by all parties hereto. Any reference to this Agreement shall be deemed to also refer to the exhibits, schedules, and attachments hereof.


11.3	CONSTRUCTION.  THIS AGREEMENT SHALL BE CONSTRUED,
ENFORCED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA. IN THE EVENT ANY PARTY HERETO INSTITUTES ANY LEGAL ACTION IN CONNECTION WITH ANY MATTER CONTAINED HEREIN, THAT LEGAL ACTION SHALL BE INSTITUTED IN THE DISTRICT COURT OF OKLAHOMA COUNTY, OKLAHOMA, IF IN STATE COURT, AND IF FEDERAL COURT, THEN IN THE FEDERAL DISTRICT COURT OF OKLAHOMA CITY, OKLAHOMA. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein. Any reference to a person shall include any individual or legal entity.


11.4	Invalidity.  If any provision contained in this
Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provisions shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provisions while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.


11.5	Binding Effect.  This Agreement shall be binding
upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.


11.6	Litigation Expense.  In any action brought by a
party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the other parties to such action such party's reasonable attorneys' and accountants' fees, court costs and other expenses incidental to such litigation; provided, however, that the maximum amount of attorneys' fees that any party may be entitled to recover from the other party is Fifteen Thousand Dollars ($15,000).


11.7	Counterpart Execution.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


11.8	Amendment and Waiver.  This Agreement may be amended
at any time, but only by an instrument in writing executed by all parties hereto. A party hereto may waive any requirement to be performed by the other party, provided that such waiver shall be in writing and executed by the party waiving the requirement; provided, however, that no waiver on the part of PLP or the Sellers shall be effective unless executed by AEC.


11.9	Time of Essence.  Time shall be of the essence with
respect to the performance by the parties hereto of their respective obligations hereunder.


11.10	Negation of Third-Party Beneficiary.  Nothing
contained in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement.


11.11	Survival of Representations and Warranties.  The
representations, covenants, and warranties contained in this Agreement shall survive the Closing Date.


11.12	Knowledge Defined. For purposes of this Agreement,
the term "knowledge" means actual knowledge or any actual knowledge that could have been obtained after reasonable investigation. Furthermore, a person other than an individual shall be deemed to have any knowledge which any officer, director, employee, agent, professional advisor, or independent contractor of that person had. Furthermore, and without limiting the foregoing, PLP shall be deemed to know or have knowledge of any matter if any Seller had knowledge of that matter.


11.13	Waiver of Subrogation, Etc.  If any Seller breaches
any representation, warranty, covenant, or other obligation of the Seller set forth in this Agreement, then he waives and agrees that he shall not have any right of subrogation, indemnity, or similar remedy against PLP.


11.14	Schedules and Exhibits.  The parties acknowledge
that certain schedules and exhibits hereto pertaining to PLP have been prepared or assembled with the participation of representatives of AEC. Nevertheless, the Sellers and PLP represent and agree that AEC shall have no responsibility or liability for any participation in the preparation of such schedules and exhibits and shall have no responsibility or accountability therefor.


11.15	Nature of Certain Obligations.  Notwithstanding
anything to the contrary herein, the parties agree that the representations, warranties and covenants of each of the Sellers herein are joint and several obligations. This means that each Seller will be responsible to the extent provided in Section 10 above for the entirety of any damages AEC or Newco may suffer as a result of any breach thereof.


11.16 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.


11.17	Mediation.  In the event a controversy arises out
of this Agreement, the parties agree that they will negotiate in good faith for sixty days to attempt to resolve such dispute and, to that end, they shall retain a mediator to attempt to resolve such dispute. In the event such negotiations and mediation do not resolve the dispute within such sixty day period, each party will be free to pursue any remedy available to him. The parties agree to split the cost of any such mediation. Notwithstanding the provisions of this Section 11.17, either party may seek appropriate injunctive relief without regard to this Section 11.17.

IN WITNESS WHEREOF, the parties hereto have executed below.

"PLP":  PROJECTED LEARNING PROGRAMS, INC.

By:	/s/Richard F. Carle, Jr.
      ---------------------------------

Name: Richard F. Carle, Jr.
      ---------------------------------

Title: President
       --------------------------------


"AEC":  THE AMERICAN EDUCATION CORPORATION


By:	\s\Jeffrey E. Butler, Sr.
      ----------------------------------
      President

"Sellers ": \s\Richard F. Carle, Jr.
            ------------------------------
            \s\James F. Cowee
            ------------------------------

We, the undersigned spouses of the named Sellers, hereby acknowledge that we have read the foregoing Agreement, and consent to all of its terms. Without limiting the generality of the foregoing, we specifically consent and agree (i) that the common stock of PLP we hold and the rights we possess with respect to the common stock, if any, are subject to this Agreement; (ii) to the disposition made in the Agreement of any interest that we may have in any common stock of PLP through community property laws or otherwise; (iii) to the price for the common stock now or hereafter determined by our husbands; and (iv) to execute such stock powers and other documents as are necessary to transfer our common stock pursuant to the terms of the Agreement. We further represent and warrant that we have read this Agreement and have been given the opportunity to ask questions and receive answers regarding the contents hereof.

\s\Laura Carle
--------------------------


EXHIBIT 2.4
-----------

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN RECOUPMENT PROVISIONS SET FORTH IN AN AGREEMENT AND PLAN OF MERGER DATED AS OF February 26, 1998 (THE "PURCHASE AGREEMENT") BETWEEN THE MAKER OF THIS NOTE AND THE PERSON TO WHOM THIS NOTE ORIGINALLY WAS ISSUED. THIS NOTE WAS ORIGINALLY ISSUED ON
February 26, 1998, AND HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.


PROMISSORY NOTE
---------------

$50,000.00	Dated: February 26, 1998

FOR VALUE RECEIVED, The American Education Corporation, a
Colorado corporation (the "Maker"), promises to pay to Rich Carle
(the "Payee") the principal sum of Fifty Thousand Dollars
($50,000.00), as set forth herein.

This Note shall be payable in twenty-four (24) equal monthly installments of principal and interest in the amount of $2,307.24 commencing April 5, 1998, and continuing on the 5th day of each month thereafter through and including March 5, 2000. Payments of principal and interest are to be made in lawful money of the United States of America. All payments hereunder shall be applied first to interest and then to principal. Payments shall be made within ten (10) business days of the date specified above.

Subject to Maker's right of set-off, Maker's failure to pay when due any principal of or interest on this Note or any other amounts payable by Maker hereunder shall constitute an Event of Default under this Note, unless Maker has received approval from Payee to make a late payment.

Payee may pursue any rights or remedies as the holder of this
Note independently or concurrently. All rights, remedies or powers conferred upon Payee shall, to the extent not prohibited by law, be deemed cumulative and not exclusive of any others thereof, or of any other rights, remedies, or powers available to Payee. No delay or omission of Payee to exercise any right, remedy or power shall impair the same or be construed to be a waiver of any Event of Default or an acquiescence thereto. No waiver of any Event of Default shall extend to or affect any subsequent Event of Default or impair any rights, remedies or powers available to Payee. No single or partial exercise of any right, remedy or power shall preclude other or future exercise thereof by Payee.

Maker may prepay the unpaid balance of this Note in whole or in part without penalty at any time and from time to time.

In any action brought by a party hereto to enforce the obligation of any other party hereto, the prevailing party shall be entitled to collect from the other party to such action such party's reasonable attorneys fees, court costs and other expenses incidental to such litigation.

This Note shall be construed, enforced and governed in accordance with the laws of the State of California.

Without limiting any rights of Maker at law or equity, Maker shall have the right to reduce any amounts due by Maker to Payee under this Note by the amount owed, at any time and from time to time, by Payee to Maker under that certain Agreement and Plan of Merger, dated as of February 26, 1998. ALL SUBSEQUENT HOLDERS
OF THIS NOTE SHALL TAKE THIS NOTE SUBJECT TO MAKER'S RIGHT OF SET-
OFF.

THE AMERICAN EDUCATION
CORPORATION, a Colorado corporation

BY:	/s/Jeffrey E. Butler, Sr.
      ---------------------------
      President


EXHIBIT 4.1
-----------

February 26, 1998

The American Education Corporation
7506 North Broadway
Oklahoma City, Oklahoma 73116

ATTN:	Mr. Jeff Butler

Dear Mr. Butler:

I have been advised that, as of the date hereof, I may be deemed to be an "affiliate" of The American Education Corporation ("AEC"), a Colorado corporation, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 26, 1998 (the "Merger Agreement"), between and among AEC, Projected Learning Programs, Inc. ("PLP"), a Nevada corporation, PLP Holdings, Inc. ("Merger Sub"), an Oklahoma corporation, Rich Carle and John Cowee providing for the merger of PLP with and into Merger Sub (the "Merger"), and as a result of the Merger, I will receive shares of common stock of AEC, par value $0.025 per share (the "AEC Common Stock"), in exchange for the shares of common stock of PLP owned by me at the Effective Time of the Merger as determined pursuant to the Merger Agreement. As used herein, the term "AEC Common Stock" means and includes all those shares of AEC Common Stock issued to me as a result of the Merger.

I represent and warrant to AEC that:

A.	I shall not make any sale, transfer or other disposition
of the AEC Common Stock in violation of the Act, the Rules and Regulations, or the Merger Agreement.

B.	I have carefully read this letter and the Merger
Agreement and have discussed the requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the AEC Common Stock, to the extent I felt necessary, with my counsel.

C.	I have been advised that the issuance of the AEC Common
Stock to me pursuant to the Merger has not been registered with the Commission. I have also been advised that, with respect to the AEC Common Stock issued to me, such stock must be held by me indefinitely unless (i) distribution of such AEC Common Stock has been registered under the Act; (ii) a sale of such AEC Common Stock is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act; or (iii) in the opinion of counsel reasonably acceptable to AEC, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of such AEC Common Stock.

D.	I understand that, except as otherwise provided in
Section 8.5.6 of the Merger Agreement, AEC is under no obligation to register the sale, transfer or other disposition of the AEC Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

E.	I also understand that stop transfer instructions will be
given to AEC's transfer agent with respect to the AEC Common Stock and that there will be placed on the certificates for the AEC Common Stock, or any substitutions therefor, a legend stating in substance:

"The securities represented by this
certificate have not been registered under the Securities Act of 1933 nor have they been registered under any applicable state securities law. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless they have been registered under the Securities
Act of 1933 and any applicable state
securities act, or unless the Company shall have been furnished with an opinion of counsel, satisfactory to it, that registration is not required under such acts."

F.	I also understand that, unless the transfer by me of AEC
Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, AEC reserves the right to put the following legend on the certificates issued to my transferee:

"The shares represented by this certificate have not been registered under the Securities
Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution of such shares, and such shares may not be sold or otherwise transferred except in accordance with an exemption from the registration requirements of the
Securities Act of 1933."

It is understood and agreed that the legends set forth in paragraphs E and F shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to AEC a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to AEC, to the effect that such legends are not required for purposes of the Act.

G.	I am acquiring the AEC Common Stock for my own account,
as principal, for the purpose of investment, not with a view to or for resale in connection with any distribution thereof.

H.	I have, to my satisfaction, reviewed the business and
affairs of AEC and I understand the risks of, and other considerations relating to, my receipt of the AEC Common Stock. I acknowledge that I (i) have been furnished copies of all materials and information requested by me relating to AEC and its activities and proposed activities and any other information or materials concerning AEC and the AEC Common Stock which I have requested;
(ii) have been afforded access and the opportunity to obtain any and all information which I deem relevant and material to make an informed decision as to my acquisition of the AEC Common Stock, and to ask questions of and receive answers from the officers, directors and employees of AEC including, without limitation, the background and experience of such officers and directors and the current conduct, and status, and prospects of AEC's business; and
(iii) either have a pre-existing personal or business relationship with AEC or its officers and directors or, by reason of the business and financial experience of my professional advisors who are unaffiliated with and who are not compensated by AEC or any affiliate or selling agent of AEC, directly or indirectly, have the capacity to protect my interests in connection with the Merger.

I.	I have not relied on AEC or anyone acting on AEC's behalf
or on any investment advisor other than my own attorneys, accountants, and personal business and investment advisors in connection with evaluating the risks and merits of owning AEC Common Stock. I have been advised that I should seek professional advice from my attorneys, accountants, and business and investment advisors with respect to the risks and merits of ownership of the AEC Common Stock and the advisability of entering into the Merger Agreement.

Very truly yours,

\s\James F. Cowee
--------------------------


EXHIBIT 4.1
-----------

February 26, 1998

The American Education Corporation
7506 North Broadway
Oklahoma City, Oklahoma 73116

ATTN:	Mr. Jeff Butler

Dear Mr. Butler:

I have been advised that, as of the date hereof, I may be deemed to be an "affiliate" of The American Education Corporation ("AEC"), a Colorado corporation, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 26, 1998 (the "Merger Agreement"), between and among AEC, Projected Learning Programs, Inc. ("PLP"), a Nevada corporation, PLP Holdings, Inc. ("Merger Sub"), an Oklahoma corporation, Rich Carle and John Cowee providing for the merger of PLP with and into Merger Sub (the "Merger"), and as a result of the Merger, I will receive shares of common stock of AEC, par value $0.025 per share (the "AEC Common Stock"), in exchange for the shares of common stock of PLP owned by me at the Effective Time of the Merger as determined pursuant to the Merger Agreement. As used herein, the term "AEC Common Stock" means and includes all those shares of AEC Common Stock issued to me as a result of the Merger.

I represent and warrant to AEC that:

A.	I shall not make any sale, transfer or other disposition
of the AEC Common Stock in violation of the Act, the Rules and Regulations, or the Merger Agreement.

B.	I have carefully read this letter and the Merger
Agreement and have discussed the requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the AEC Common Stock, to the extent I felt necessary, with my counsel.

C.	I have been advised that the issuance of the AEC Common
Stock to me pursuant to the Merger has not been registered with the Commission. I have also been advised that, with respect to the AEC Common Stock issued to me, such stock must be held by me indefinitely unless (i) distribution of such AEC Common Stock has been registered under the Act; (ii) a sale of such AEC Common Stock is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act; or (iii) in the opinion of counsel reasonably acceptable to AEC, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of such AEC Common Stock.

D.	I understand that, except as otherwise provided in
Section 8.5.6 of the Merger Agreement, AEC is under no obligation to register the sale, transfer or other disposition of the AEC Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

E.	I also understand that stop transfer instructions will be
given to AEC's transfer agent with respect to the AEC Common Stock and that there will be placed on the certificates for the AEC Common Stock, or any substitutions therefor, a legend stating in substance:

"The securities represented by this
certificate have not been registered under the Securities Act of 1933 nor have they been registered under any applicable state securities law. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless they have been registered under the Securities
Act of 1933 and any applicable state
securities act, or unless the Company shall have been furnished with an opinion of counsel, satisfactory to it, that registration is not required under such acts."

F.	I also understand that, unless the transfer by me of AEC
Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, AEC reserves the right to put the following legend on the certificates issued to my transferee:

"The shares represented by this certificate have not been registered under the Securities
Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution of such shares, and such shares may not be sold or otherwise transferred except in accordance with an exemption from the registration requirements of the
Securities Act of 1933."

It is understood and agreed that the legends set forth in paragraphs E and F shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to AEC a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to AEC, to the effect that such legends are not required for purposes of the Act.

G.	I am acquiring the AEC Common Stock for my own account,
as principal, for the purpose of investment, not with a view to or for resale in connection with any distribution thereof.

H.	I have, to my satisfaction, reviewed the business and
affairs of AEC and I understand the risks of, and other considerations relating to, my receipt of the AEC Common Stock. I acknowledge that I (i) have been furnished copies of all materials and information requested by me relating to AEC and its activities and proposed activities and any other information or materials concerning AEC and the AEC Common Stock which I have requested;
(ii) have been afforded access and the opportunity to obtain any and all information which I deem relevant and material to make an informed decision as to my acquisition of the AEC Common Stock, and to ask questions of and receive answers from the officers, directors and employees of AEC including, without limitation, the background and experience of such officers and directors and the current conduct, and status, and prospects of AEC's business; and
(iii) either have a pre-existing personal or business relationship with AEC or its officers and directors or, by reason of the business and financial experience of my professional advisors who are unaffiliated with and who are not compensated by AEC or any affiliate or selling agent of AEC, directly or indirectly, have the capacity to protect my interests in connection with the Merger.

I.	I have not relied on AEC or anyone acting on AEC's behalf
or on any investment advisor other than my own attorneys, accountants, and personal business and investment advisors in connection with evaluating the risks and merits of owning AEC Common Stock. I have been advised that I should seek professional advice from my attorneys, accountants, and business and investment advisors with respect to the risks and merits of ownership of the AEC Common Stock and the advisability of entering into the Merger Agreement.

Very truly yours,

\s\Richard F. Carle, Jr.
------------------------------
\s\Laura Carle
------------------------------


EXHIBIT 6.8
-----------

NONCOMPETITION AGREEMENT
------------------------

THIS NONCOMPETITION AGREEMENT (the "Agreement") is made effective and entered into as of February 26, 1998 between Richard F. Carle, Jr., an individual ("Stockholder"), and The
American Education Corporation, a Colorado corporation ("AEC").


RECITALS
--------

AEC and Stockholder have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which Projected Learning Programs, Inc. ("PLP"), a Nevada corporation owned in part by Stockholder, will be merged into a subsidiary of AEC ("Newco"). Pursuant to the Merger Agreement, the Stockholder will receive shares of common stock of AEC.

AEC desires to protect the business it is acquiring pursuant to the Merger Agreement by having Stockholder enter into this Agreement.

Stockholder is required by the Merger Agreement to enter into this Agreement, and Stockholder is entering into this Agreement in order to satisfy this requirement.

NOW, THEREFORE in consideration of the matters appearing in the above recitals and in consideration of the mutual promises and covenants set forth in this Agreement, AEC and Stockholder hereby agree as follows:


1.	Noncompetition.
      ---------------

(a 	During the "Term" (as hereinafter defined),
Stockholder shall not, directly or indirectly, anywhere in the "Protected Area" (as hereinafter defined), carry on or engage or participate in any activity substantially similar to or in competition with the "Business" (as hereinafter defined), so long as such Business is carried on by Newco, by AEC, or by any of AEC's other subsidiaries, or by any person acquiring ownership of all or any material portion of the Business from AEC (including any subsidiaries of AEC) or Newco, all of whom together with AEC are sometimes collectively called the "Protected Entities."

(b 	During the Term, Stockholder will not, either on
his own account or directly or indirectly in conjunction with or on behalf of any person, firm or company employ, solicit or attempt to so employ or solicit any person who is then or has, within six (6) months prior thereto, been an officer, manager or employee of AEC or Newco, or any of AEC's other subsidiaries, regardless of whether such a person would commit a breach of his or her contract of employment, if any, by reason of leaving the service of AEC or Newco, or of any of AEC's other subsidiaries.

(c 	It is the desire and intent of the parties that the
provisions of this Section 1 shall be enforced to the fullest extent permissible under the laws and public policies of the States of California and Oklahoma. Accordingly, to the extent that any provision hereunder or any portion thereof shall be adjudicated to be invalid or unenforceable, this Section 1 shall be reformed such that the restrictions imposed upon Stockholder are no greater than would otherwise be permissible under applicable law. Moreover, each provision of this
Section 1 is intended to be severable, and in the event that any one or more of the provisions contained in this Section 1 shall for any reason be adjudicated to be invalid or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Section 1, but this Section 1 shall be construed as if such invalid or unenforceable provision had not been contained herein.

(d 	Notwithstanding the foregoing, the parties hereto
acknowledge that it shall not constitute a violation of this
Section 1 if Stockholder at any time shall become an officer, director, employee, agent or consultant of Newco, of AEC or of any of AEC's other subsidiaries, or shall own no more than five percent (5%) of the common stock of a publicly traded company or any of its publicly traded debt or preferred stock.

(e 	The term "Business" shall mean the retail marketing
through printed paper catalog of a product line of more than (on an annual basis) 250 titles of educational computer software purchased for resale. The Protected Area shall be all counties in the State of California and all other states in the United States.

(f 	The phrase "carry on or engage or participate in
any business substantially similar to or in competition with the Business" shall include Stockholder doing any of the following-listed acts, directly or indirectly, by himself or through any other person or entity:

(i 	carrying on, engaging in, or participating in
any such activity as a principal, director, officer, agent, broker, advisor, employee, independent contractor, manager, consultant, partner (general or limited), holder of an equity security, or otherwise;

(ii 	as agent or principal carrying on or engaging
in any activities or negotiations with respect to the acquisition or the disposition of any such activity;

(iii 	lending credit or money for the purpose of
establishing, operating, or maintaining any such activity;

(iv 	rendering material assistance to any other
person, firm, association or corporation engaging in any such activity; or

(v 	lending or consenting to the use of his name
or reputation to be used in any such activity.

Without limiting the foregoing, it shall not be relevant whether any of the foregoing actions were taken for profit or other consideration.

(g 	"Term" shall mean that period commencing with the
date hereof and ending two (2) years later; provided, however, that the duration of the Term shall be extended by and for the duration of any period during which Stockholder is in violation of this Section 1.

(h 	Nothing contained in this Agreement shall be deemed
to prevent Stockholder from (i) selling any of Cyber Ed Inc.'s existing products to PLP's, Newco's, or AEC's customers, or
(ii) selling the stock or all or substantially all of the assets of Cyber Ed Inc. to a person or entity who is not an affiliate of the Stockholder, and then performing consulting services for such buyer.


2. Confidential Information. Stockholder covenants and agrees that he will not, during the term of this Agreement and thereafter, without the prior written consent of AEC, unless in the reasonable exercise of Stockholder's duties as a director, officer or employee of AEC or its affiliates or as may be required by law or court order, divulge to any third party or use for his own benefit, or for any purpose other than the exclusive benefit of AEC, any confidential information concerning the business and affairs of any of PLP, of Newco, of AEC or of any of AEC's other subsidiaries, regardless of whether such information was obtained by him by virtue of his earlier association in any capacity with PLP. As used herein, "confidential information" shall include but not be limited to the products, processes, services, marketing and customer information of PLP, Newco, AEC and AEC's other subsidiaries, it being the intent hereof that Stockholder shall not divulge or use any information which is unpublished or not readily available to the general public. In addition, Stockholder shall only be permitted to divulge or use information that is available to the general public if it became available to the general public other than as a result of the acts or omissions of Stockholder. Upon execution and delivery of this Agreement, Stockholder shall provide AEC with all information, data, records, advertising and other materials relating to the Business of PLP, and all copies or reproductions thereof, in his possession or under his control.


3. Injunctive Relief and Damages.

(a) Stockholder acknowledges and agrees that, in the event of a prospective or actual breach of the provisions of Sections 1 and/or 2 of this Agreement by Stockholder, damages may not be an adequate remedy to compensate the Protected Entities for the loss of goodwill and other harm to the business of the Protected Entities.

(b) In the event of an actual breach of the provisions of Sections 1 and/or 2 of this Agreement by Stockholder, the parties agree that any Protected Entity may be entitled, if it so elects, to a temporary restraining order and to temporary and permanent injunctive relief to prevent or terminate such anticipated or actual breach. In addition, each Protected Entity shall be entitled to such damages as it can establish that it sustained by reason of such actual breach.

(c) A Protected Entity shall have the right to inform any entity described in Section 1 of this Agreement, and the principals thereof, and any other third party: (i) that the Protected Entity reasonably believes it or them to be, or to be contemplating, participating with Stockholder or receiving from Stockholder assistance in violation of the terms of
Section 1 of this Agreement; (ii) of the nature of the rights of the Protected Entity hereunder; and (iii) that participation by any such entity or persons with Stockholder in activities in violation of Section 1 of this Agreement may give rise to claims by the Protected Entity against such entity or persons.


4. Independent Covenants. The covenants of Stockholder under this Agreement shall be construed as and shall be independent of the covenants, representations, warranties and obligations of AEC under the Merger Agreement, and accordingly any default by AEC with respect to any such representation, warranty, covenant or obligation shall not constitute an excuse for Stockholder failing to perform under this Agreement; provided, however, that in the event AEC is in default by failing to make timely payments under that certain Promissory Note dated February 26, 1998 in favor of Richard F. Carle, Jr., and Mr. Carle has not consented to such late payments, then, during the time such payments are not being made, Stockholder shall not be bound by the terms of this Agreement. However, as soon as the payments under such Promissory Note are current, Stockholder shall then be bound by the terms of this Agreement.


5.  Miscellaneous.

(a) Governing Law, Choice of Forum and Consent to
Service of Process and Jurisdiction. Any suit, action or proceeding against the Stockholder with respect to this Agreement shall be brought exclusively in courts of competent subject matter jurisdiction sitting in the State of California, County of Butte. Stockholder hereby irrevocably waives any objections which he may now or hereafter have to the jurisdiction or venue of any suit, action or proceeding, arising out of or relating to this Agreement brought in such courts, and hereby further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in reference to the subject matter hereof and in reference to any of the matters or things herein provided for or hereinabove discussed or mentioned in reference to such subject matter; all prior agreements, promises, representations and understandings relative to such subject matter are superseded by this Agreement.

(c) Assignability. Neither this Agreement nor any of the rights, obligations or benefits hereof, shall be assignable by any party hereto. Except as expressly provided herein, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

(d) Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

(e) Headings and Terms. All headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision hereof. The term "person" shall include reference to an individual or a legal entity.

(f) Attorneys' Fees. Should either party hereto retain counsel for the purpose of enforcing or preventing the breach of any provision hereof including, but not limited to, by instituting any action or proceeding to enforce any provision hereof or to enjoin the breach of any provision of this Agreement, or for a declaration of such party's rights or obligations under this Agreement, or for any other judicial remedy, then the successful or prevailing party shall be entitled, in addition to any other relief as to which such party may be entitled, to be reimbursed by the other party for all costs and expenses incurred thereby including, without limitation, fees and expenses of attorneys and expert witnesses, including costs of appeal (whether or not taxable as such); provided, however, that the maximum amount of attorney fees that any party may be entitled to receive from the other party under this Agreement is Fifteen Thousand Dollars ($15,000).

(g) Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(h) Reasonable Restraints. Stockholder agrees that the covenants set forth in Sections 1 and 2 of this Agreement are reasonable in light of the activities and business of Newco, AEC and AEC's other subsidiaries.

(i) Mediation. In the event a controversy arises out of this Agreement, the parties agree that they will negotiate in good faith for sixty days to attempt to resolve such dispute and, to that end, they shall retain a mediator to attempt to resolve such dispute. In the event such negotiations and mediation do not resolve the dispute within such sixty day period, each party will be free to pursue any remedy available to him. The parties agree to split the cost of any such mediation. Notwithstanding the provisions of this
Section 5(i), either party may seek appropriate injunctive relief without regard to this Section 5(i).

IN WITNESS WHEREOF, Stockholder has executed this Agreement and AEC has caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.


"AEC": THE AMERICAN EDUCATION CORPORATION, a Colorado corporation


BY:	Jeffrey E. Butler, Sr.
      ----------------------------------

"Stockholder":

\s\Richard F. Carle, Jr.
-----------------------------

In consideration of the benefits to be received by the undersigned as a result of the transaction between AEC and the Stockholder described in the Agreement and Plan of Merger, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agrees to be bound by the terms of the above Noncompetition Agreement to the same extent as the Stockholder.

\s\Laura Carle
-----------------------------

Please note that the above document was modified from its original form by deletion of the following phrase from
Section 1(b):

"or (ii) contact any person who is or has ever been a client or customer of PLP or AEC with the intent or effect of causing that person to become a customer or client of Stockholder, directly or indirectly"


Exhibit 7.1(e)
--------------

[OPINIONS TO BE GIVEN IN AEC/PLP TRANSACTION]

11.17.1	PLP is a corporation duly organized, validly
existing and in good standing under the laws of California. PLP has all requisite power and authority to own or lease its properties, carry on its business as now conducted, execute and deliver the Agreement and Plan of Merger (the "Agreement") and the other agreements to be executed in connection therewith (collectively the "Other Agreements"), and perform its obligations thereunder. PLP has no subsidiaries. The Agreement has been duly adopted by the Board of Directors of PLP and duly approved by its stockholders under the Nevada _______.

11.17.2	Each Seller has all requisite power and authority
to execute and deliver the Agreement and the Other Agreements, including the Noncompetition Agreement to be executed by Richard F. Carle, Jr. and Laura Carle (the "Noncompetition Agreement"), and perform his or her obligations thereunder.

11.17.3	The execution and delivery of the Agreement, the
Other Agreements and the Noncompetition Agreement to which the Sellers, Laura Carle, and PLP are or are to become parties, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite action on the part of the Sellers, Laura Carle, and PLP, and are or will be when executed and delivered by the Sellers, Laura Carle, and PLP legal, valid and binding obligations of each of such parties, enforceable against them in accordance with their respective terms, subject to bankruptcy, reorganization, moratorium, insolvency or other laws and decisions affecting the rights of creditors generally and to general equity principles.

11.17.4	Neither the execution, delivery and performance by
the Sellers, Laura Carle, or PLP of the Agreement, the Other Agreements, or the Noncompetition Agreement, the consummation of the transactions contemplated thereunder, nor the compliance with or fulfillment of the terms, conditions or provisions thereof by the Sellers, PLP, or Laura Carle will result in a violation of (a) PLP's organizational documents, (b) any applicable law, or (c) any judgment, order or decree of any governmental state or federal body or conflict with, result in a breach or termination of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or an event of default) under the terms of any contract, agreement or instrument to which the Sellers, PLP, or Laura Carle are a party or by which any of its or their assets may be bound or affected, result in the creation, maturation or acceleration of any liability of PLP, or result in the creation or imposition of any encumbrance on the PLP Stock or give to any other person an interest or right therein.

11.17.5	The authorized capital stock of PLP consists of
250,000 shares of common stock, par value $0.10 per share, of which 87,500 shares are duly authorized, validly issued and outstanding, fully paid and non-assessable. All of the PLP Stock is free of preemptive rights and was issued in compliance with all applicable federal and state securities and or "Blue Sky" laws and resolutions. The registered owners of the issued and outstanding PLP Stock are set forth on the attached Schedule "A" and the consideration to be paid by AEC is being distributed in accordance with such ownership.

11.17.6	No consent, approval, order or authorization of, or
registration, or other action by, or filing with, any third party is required to be made or obtained by the Sellers or PLP and, except for the filing of the Oklahoma Certificate of Merger with the Secretary of State of Oklahoma and the filing of the Nevada Certificate of Merger with the Secretary of State of Nevada, no consent, approval, order or authorized of, or registration, or other action by, or filing with, any governmental body, arising under the laws of any state or the United States of America, is required to be made or obtained by the Sellers or PLP, in connection with the execution and delivery of the Agreement or any of the Other Agreements by the Sellers or PLP, or the consummation of the transactions contemplated thereby.

11.17.7	We are unaware of any action or proceeding against
the Sellers or PLP, pending or overtly threatened in writing, before any court, governmental agency or arbitrator, which seeks to affect the enforceability of the Agreement or any Other Agreement, or comes within the matters described in Section 3.23 of the Agreement.

11.17.8	Richard F. Carle, Jr. has all necessary power and
authority to act, as attorney-in-fact, for James F. Cowee in executing the Agreement and the Other Agreements.

11.17.9	The PLP Stock is owned as separate property by the
Sellers despite the community property laws of the State of California, and no spouse of either Seller has any ownership interest in such PLP Stock.


------------
EXHIBIT 99.1
------------

PRESS RELEASE

The American Education Corporation Completes
Acquisition of Projected Learning Programs, Inc.

Oklahoma City (February 26, 1998) - The American Education Corporation
(AEC)(OTCBB: AEDU today announced that it has completed the acquisition of Projected Learning Programs, Inc. (PLP) of Paradise, California. PLP is a privately owned, profitable 25-year old specialty catalog marketer of educational software to the high school, junior college and university markets. The operations of PLP will be relocated to AEC's existing facilities in Oklahoma City, where it will operate as a subsidiary of the company. The relocation is expected to be completed by March 1998.

The closing date of the transaction will be effective January 1, 1998. Under the terms of the agreement, the total purchase price of $325,000 will consist of cash, notes and common stock of The American Education Corporation. The acquisition is not expected to have a dilutive effect on the company's per share.

Jeffrey E. Butler, Sr., president and CEO of The American Education Corporation, said, "The acquisition of Projected Learning Programs will enable AEC to more effectively market our expanded A+dvanced Learning System? product family of educational software to the vocational school, junior/community college and four-year university markets. In many areas of the country, these important markets are not well penetrated by our independent distributors. PLP's established presence as a catalog supplier of educational software will improve our access to these markets.ess to these markets. Spring catalogs reflecting AEC's ownership have already been printed and are being distributed to school customers."

The American Education Corporation is a developer and publisher of K-12 and post secondary market educational software products. Its principal product family, A+dvanced Learning System? is a 78-subject title product line designed for schools and professional educators. A+dvanced Learning System provides in-depth coverage of core subject content for reading, writing, mathematics, science, social studies and language arts. All titles are correlated to key state and national curriculum standards.

Certain statements contained in this release are forward-looking statements which include risks and uncertainties. Significant factors that may affect results are described in the Company's public filings. As such, actual results may differ materially from those expressed.

For further information contact:

Jeffrey E. Butler, Sr. or Geralyn DeBusk
The American Education Corporation
Halliburton Investor Relations
800-34Aplus or 800-222-2811 972-458-8000
email:  http://www.amered.com